UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 21, 2025

NorthWestern Energy Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware			000-56598	93-2020320
(State or other jurisdiction of incorporation or organization)			(Commission File Number)	(I.R.S. Employer Identification No.)
3010 W. 69th Street	Sioux Falls	South Dakota		57108
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: 605-978-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
NorthWestern Energy Group, Inc.	Common stock	NWE	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01     Entry into Material Definitive Agreement
On March 21, 2025, NorthWestern Corporation ("NW Corp"), a wholly owned subsidiary of NorthWestern Energy Group, Inc., d/b/a NorthWestern Energy (Nasdaq: NWE) (“NWE Group”), issued and sold $400 million principal amount of NW Corp's Montana First Mortgage Bonds (the "MT Bonds").
The MT Bonds were issued and sold to certain initial purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act" ), in reliance upon exemptions therefrom, and the MT Bonds will be offered without being registered under the Securities Act to persons reasonably believed to be qualified institutional buyers within the meaning of, and in compliance with, Rule 144A under the Securities Act or to non-U.S. persons under Regulation S under the Securities Act.
The MT Bonds were drawn and issued in one series as follows:

Issue Date	Maturity Date	Principal Amount	Interest Rate
March 21, 2025	March 21, 2030	$400 million	5.073%
The terms of the MT Bonds were established in the Forty-sixth Supplemental Indenture, dated as of March 1, 2025 (the "MT Supplemental Indenture"), between NW Corp and The Bank of New York Mellon and Dimple Gandhi, as trustees. The MT Bonds are governed by the terms of the Mortgage and Deed of Trust dated as of October 1, 1945, as amended and supplemented, between NW Corp and the trustees, and the MT Supplemental Indenture (collectively, the “MT Indenture”). The MT Bonds will rank equally in right of payment with all current and future debt that is secured by the first mortgage lien of the MT Indenture.
The MT Bonds will pay interest semi-annually at a rate of 5.073% per year on March 21st and September 21st of each year, beginning on September 21, 2025. NW Corp intends to use the net proceeds from the offering of the MT Bonds to (i) to redeem its outstanding 5.01% Series of Montana first mortgage bonds due May 1, 2025, (ii) to fund future capital expenditures, (iii) to finance working capital needs, including paying down indebtedness under its revolving credit facility, and (iv) for general corporate purposes.
NW Corp may redeem some or all of the MT Bonds at any time in whole or from time to time in part, at its option, on or after February 21, 2030, at a redemption price equal to 100% of the principal amount of the MT Bonds to be redeemed, plus accrued and unpaid interest on the principal amount of the Bonds being redeemed to, but excluding, the redemption date, as described in the MT Supplemental Indenture.
The MT Indenture provides for customary events of default, including payment defaults and certain events of bankruptcy, insolvency and reorganization. If an event of default occurs and is continuing, the principal amount of the MT Bonds, plus accrued and unpaid interest, if any, may be declared immediately due and payable. In addition, under certain circumstances, and to the extent permitted by law, the trustee may be granted certain powers to take possession of, hold, operate and manage, and sell, the mortgaged property.
The description set forth above concerning the MT Bonds is qualified in its entirety by reference to the MT Supplemental Indenture which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 2.03     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Document
4.1*	Forty-sixth Supplemental Indenture, dated as of March 1, 2025, between NorthWestern Corporation and The Bank of New York Mellon and Dimple Gandhi, as trustees.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

* filed herewith

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NorthWestern Energy Group, Inc.

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary
Date: March 27, 2025